SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2006

Secured Diversified Investment, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-30653	80-0068489
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 East Lincoln Drive, Paradise Valley, AZ	85253
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 949 851-1069

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement

On August 24, 2006, we entered into a Consulting Services Agreement (the “Consulting Agreement”) with Mr. Donald Schwall, Jr. Pursuant to the Consulting Agreement, Mr. Schwall will provide consulting and advisory services to our company on matters relating to developing online promotional concepts, events and materials to increase website awareness, marketing efforts and other matters. As compensation for these services, we delivered 400,000 shares of our common stock to Mr. Schwall on October 12, 2006, after registering his shares under the Securities Act of 1933, as amended, using Form S-8. The Consulting Agreement terminates on August 24, 2007. A copy of the Consulting Agreement is attached as Exhibit 10.1 to our Form S-8 that we filed with the Securities and Exchange Commission on October 5, 2006.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information in Item 1.01 of this report is incorporated in this Item 3.02 by reference.

Under the Consulting Services Agreement, we agreed to issue 400,000 shares of our common stock under our 2006 Stock Option Plan to Mr. Donald Schwall, Jr. in exchange for consulting services. We further agreed to register the shares using Form S-8, which was filed with the Securities and Exchange Commission on October 5, 2006.

On October 23, 2006, we issued 400,000 shares of our common stock to Ms. Jan Wallace, our President, CEO and Director, and 200,000 shares of our common stock to Mr. Munjit Johal, our Chief Financial Officer, as performance bonuses in connection with their services to our company.

These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. Each investor represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We requested that our stock transfer agent affix the appropriate restrictive legend to the stock certificate issued to each investor.

None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secured Diversified Investment, Ltd.

/s/ Jan Wallace
Jan Wallace
President, CEO, Director
Date: October 25, 2006